                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE


                     MGC REPORTS SECOND QUARTER 1999 RESULTS

                         ACCESS LINES SOLD INCREASED 38%

                              REVENUE INCREASED 37%

                         LINES PROVISIONED INCREASED 40%

LAS VEGAS (JULY 19, 1999) - MGC Communications, Inc. ("MGC" or the "Company"), (NASDAQ: MGCX), a leading facilities-based integrated communications services provider, today announced the results of its operations for the second quarter 1999. MGC reported revenues for the second quarter ended June 30,1999 of $11.5 million, a 37% increase over first quarter 1999 revenues of $8.4 million. Access lines sold as of the end of the second quarter increased by 38% over March 31, 1999 to 109,480. Net installations for the second quarter were 24,388, an increase of 40% over the first quarter of 1999, for a total installed base of lines at June 30, 1999 of 89,535.

As a result of continued network expansion, earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $8.2 million for the three months ended June 30, 1999. Collocation sites totaled 248 at June 30, 1999 providing access to approximately 13.7 million lines.

LINE GROWTH
Of the 24,388 net line additions for the second quarter, 15,269 or 63% were business lines, compared to 8,596 business line additions for the first quarter of 1999. The 78% increase was fueled primarily by sales growth in southern California and Atlanta. The direct sales staff covering MGC's expanded network footprint increased to 85 from 66 at the end of the first quarter, a 29% increase.

NEW PRODUCTS
During the second quarter of 1999, the Company launched MGCi.com, an Internet access portal, and an 800 service to enhance its existing product set of switched local dialtone, direct dial long distance and custom calling features.

FINANCING
In May 1999, the Company issued 5,277,779 share of Series B Convertible Preferred Stock to Providence Equity Partners III L.P., JK&B Capital III L.P., Wind Point Partners III, L.P. and their affiliates. Gross proceeds to the Company from the issuance were $47.5 million.






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MGC REPORTS SECOND QUARTER 1999 RESULTS                                   PAGE 2

July 19, 1999



REGULATORY UPDATE
The Federal Communications Commission released a decision on July 16, 1999 ordering AT&T to pay MGC $2.0 million plus interest for originating switched access charges covering the time period from August 1998 through March 1999 per MGC's tariffed rates. The decision is subject to appeal by AT&T.

Headquartered in Las Vegas, Nevada, MGC provides local phone service, custom calling features, long distance and Internet services to small business and residential customers in Las Vegas, Atlanta, Chicago, southern Florida and selected areas of southern California including Los Angeles and San Diego. Further information about the Company can be found at www.mgci.com.

Forward Looking Statements. Certain statements contained in this Press Release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Management wishes to caution the reader these forward-looking statements that are not historical facts, are only estimates or predictions. Actual results may differ materially as a result of risks facing the Company or actual results differing from assumptions underlying such statements. Such risks and assumptions include, but are not limited to, the Company's ability to successfully market its existing and proposed services to current and new customers in existing and planned markets, successfully develop commercially viable data and Internet offerings, access markets, install switches and obtain suitable locations for its switches, negotiate suitable interconnect agreements with the ILECs, obtain an acceptable level of cooperation from the ILECs, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as competitive, regulatory, legislative and judicial developments that could materially affect the Company's future results. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 1998. Copies of this filing may be obtained by contacting the Company or the SEC.

CONTACT:
Clark Wood
Director of Investor Relations
3301 N. Buffalo Drive
Las Vegas, NV 89129
(702) 310-1000

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
(in thousands, except per share data)                 THREE MONTHS ENDED JUNE 30        SIX MONTHS ENDED JUNE 30
STATEMENTS OF OPERATIONS:                                 1999             1998            1999             1998
                                                          ----             ----            ----             ----
Revenues                                              $    11,485      $    4,018      $    19,886      $    6,864

Cost of operating revenues                                 10,506           3,415           18,989           5,786
                                                      ------------     -----------     ------------     -----------

Gross profit                                                  979             603              897           1,078

Selling, general & administrative                           9,197           3,325           16,924           5,887

Depreciation & amortization                                 4,182           1,123            7,666           1,990
                                                      ------------     -----------     ------------     -----------

Operating loss                                            (12,400)         (3,845)         (23,693)         (6,799)

Non-operating income/(expense)                             (3,137)         (3,067)          (6,056)         (6,403)
                                                      ------------     -----------     ------------     -----------

Net loss before preferred dividends                       (15,537)         (6,912)         (29,749)        (13,202)

Preferred dividends                                          (729)              -             (729)              -
                                                      ------------     -----------     ------------     -----------

Net loss applicable to common stockholders            $   (16,266)     $   (6,912)     $   (30,478)     $  (13,202)
                                                      ============     ===========     ============     ===========

Basic and diluted loss per share of common stock      $     (0.93)     $    (0.52)     $     (1.76)     $    (1.18)
                                                      ============     ===========     ============     ===========

Basic and diluted weighted average shares
outstanding                                                17,475          13,378           17,341          11,148

EBITDA  (1)                                           $    (8,218)     $   (2,722)     $   (16,027)     $   (4,809)



(in thousands)                                         AS OF                 AS OF
SELECTED BALANCE SHEET DATA:                      JUNE 30, 1999        DECEMBER 31, 1998
                                                  -------------        -----------------
Cash, cash equiv. & investments                      $ 84,355              $ 84,949

Restricted cash                                        29,950                39,379

Property & equipment, net                             132,683               116,380

Long-term debt                                        157,485               157,295

Series B Convertible Preferred Stock                   46,500                    --

Stockholders' equity                                   32,319                63,260


                                                      AS OF                  AS OF
SELECTED OPERATIONAL STATISTICS:                 JUNE 30, 1999         DECEMBER 31, 1998
                                                 -------------         -----------------
Switches installed                                       7                       7

Markets Served                                          13                       7

Collocated facilities built                            248                     207

Addressable lines  (000's)                          13,696                  11,362

Lines in service:

    Business                                        44,307                  20,442

    Pay phone                                       11,841                   7,290

    Residential                                     33,387                  20,012
                                                   -------                 -------

         Total lines in service                     89,535                  47,744
                                                   =======                 =======

    Total lines sold and installed                 109,480                  61,205
                                                   =======                 =======

(1) Earnings before interest, taxes, depreciation and amortization (EBITDA) is a measure commonly used in the communications industry to analyze operating performance, leverage and liquidity.

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